UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

October 15, 2012

Derycz Scientific, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
5435 Balboa Boulevard, Suite 202 Encino, CA 91316 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2012, the Registrant’s Board of Directors, pursuant to authority granted under the Registrant’s Bylaws, approved and adopted the Amended and Restated Bylaws of the Registrant. The Amended and Restated Bylaws require advance notice of stockholder matters to be brought before the annual meeting of the Registrant’s stockholders, provide that the presence at a meeting of stockholders of a majority of the outstanding voting common shares shall constitute a quorum, provide for notice of stockholder meetings through personal delivery, mail or electronic means in accordance with Nevada law, provide for notice of meetings of the board of directors through electronic means in accordance with Nevada law, provide that a proxy will be valid for 6 months unless the proxy provides for a longer period which may not exceed 7 years, provide that a director may be removed from office by the vote of stockholders representing not less than 2/3 of the voting power of the issued and outstanding stock entitled to vote, provide for certificated or uncertificated shares and provide that directors and officers will not be individually liable to the Registrant, its stockholders or its creditors unless there is a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description

3.2	Amended and Restated Bylaws of Derycz Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

Date: October 17, 2012	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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